Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Phone: 770-419-3355	/ Lynn Lewis
CryoLife D. Ashley Lee Executive Vice President, Chief Financial Officer and Chief Operating Officer Phone: 770-419-3355	Gilmartin Group LLC Greg Chodaczek / Lynn Lewis Phone: 646-924-1769 investors@cryolife.com

CryoLife Reports Third Quarter 2019 Financial Results

Third Quarter and Recent Business Highlights:

•

Total revenues were $67.9 million in the third quarter of 2019, reflecting year over year growth of 5% and a 6% increase on a non-GAAP constant currency basis, both compared to the third quarter of 2018

o	On-X® revenues increased 12%, and 12% on a non-GAAP constant currency basis, both compared to the third quarter of 2018
o	JOTEC® revenues increased 5%, and 9% on a non-GAAP constant currency basis, both compared to the third quarter of 2018
•	Net loss was ($134,000), or $0.00 per fully diluted common share; non-GAAP net income was $2.2 million, or $0.06 per fully diluted common share

ATLANTA, GA – (October 30, 2019) – CryoLife, Inc. (NYSE: CRY),  a leading cardiac and vascular surgery company focused on aortic disease, announced today its financial results for the third quarter ended September 30, 2019.

“Our third quarter results were in line with our expectations, and through the first three quarters of 2019 we have delivered constant currency growth of 8% relative to the same period last year,” said Pat Mackin, Chairman, President, and Chief Executive Officer.  “The anticipated effects from continued currency headwinds and temporary issues with TMR handpiece supply in the US are causing us to lower our full year top line guidance.  We believe the upcoming launch of three next-generation JOTEC products in the EU combined with the recent addition of NEXUS, manufacturing improvements at JOTEC, and the anticipated commencement of the PROACT Xa trial position us well for 2020 and beyond.”

Third Quarter 2019 Financial Results

Total revenues for the third quarter of 2019 were $67.9 million, reflecting growth of 5%, and 6% on a non-GAAP constant currency basis, both compared to the third quarter of 2018.  The increase was driven by revenue growth from On-X, JOTEC, and tissue processing.

Net loss for the third quarter of 2019 was ($134,000), or $0.00 per fully diluted common share, compared to a net income of $1.6 million, or $0.04 per fully diluted common share for the third quarter of 2018.  Net loss for the third quarter of 2019 includes $1.2 million in business development expenses.  Non-GAAP net income for the third quarter of 2019 was $2.2 million, or $0.06 per fully diluted common share, compared to non-GAAP net income of $3.1 million, or $0.08 per fully diluted common share for the third quarter of 2018.

2019 Financial Outlook

CryoLife expects total revenues for 2019 to be in the range of $276.5 million to $278.5 million.  This compares to the previous expected range of $280.0 million to $284.0 million for the year, with the change due to the effects of foreign currency and a lack of availability of TMR handpieces in the fourth quarter of 2019.  Non-GAAP earnings per share are still expected to be between $0.28 and $0.32 for the full year.

All numbers are presented on a GAAP basis except where expressly referenced as non-GAAP.  The Company does not provide GAAP income per common share on a forward-looking basis because the Company is unable to predict with reasonable certainty business development and acquisition-related expenses, purchase accounting fair value adjustments, and any unusual gains and losses without unreasonable effort.  These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP.

The Company’s financial guidance for 2019 is subject to the risks identified below.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures.  Investors should consider this non-GAAP information in addition to, and not as a substitute for, financial measures prepared in accordance with U.S. GAAP.  In addition, this non-GAAP financial information may not be the same as similar measures presented by other companies.  The Company’s non-GAAP net income and non-GAAP EBITDA results exclude (as applicable) business development and integration expenses, amortization expense, inventory basis step-up expense, loss on foreign currency revaluation, and stock-based compensation expense.  The Company believes that these non-GAAP presentations provide useful information to investors regarding unusual non-operating transactions; the operating expense structure of the Company’s existing and recently acquired operations, without regard to its on-going efforts to acquire additional complementary products and businesses and the transaction and integration expenses incurred in connection with recently acquired and divested product lines; and the operating expense structure excluding fluctuations resulting from foreign currency revaluation and stock-based compensation expense.  The Company believes it is useful to exclude certain expenses because such amounts in any specific period may not directly correlate to the underlying performance of its business operations or can vary significantly between periods as a result of factors such as acquisitions, or non-cash expense related to amortization of previously acquired tangible and intangible assets.  The Company has excluded the impact of changes in currency exchange from certain revenues to evaluate growth rates on a constant currency basis.  The Company does, however, expect to incur similar types of expenses and currency exchange impacts in the future, and this non-GAAP financial information should not be viewed as a statement or indication that these types of expenses will not recur.

Webcast and Conference Call Information

The Company will hold a teleconference call and live webcast later today, October 30, 2019 at 5:30 p.m. ET to discuss the results followed by a question and answer session.  To listen to the live teleconference, please dial 201-689-8261.  A replay of the teleconference will be available through November 6, 2019 and can be accessed by calling (toll free) 877-660-6853 or 201-612-7415.  The Conference ID for the replay is 13695440.

The live webcast and replay can be accessed by going to the Investor Relations section of the CryoLife website at www.cryolife.com and selecting the heading Webcasts & Presentations.

About CryoLife, Inc.

Headquartered in suburban Atlanta, Georgia, CryoLife is a leader in the manufacturing, processing, and distribution of medical devices and implantable tissues used in cardiac and vascular surgical procedures focused on aortic repair.  CryoLife markets and sells products in more than 100 countries worldwide.  For additional information about CryoLife, visit our website, www.cryolife.com.

Forward Looking Statements

Statements made in this press release that look forward in time or that express management's beliefs, expectations, or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements reflect the views of management at the time such statements are made.  These statements include our revenue and non-GAAP earnings per share guidance, and our beliefs that the effects of our TMR handpiece supply in the US are temporary and that the upcoming launch in the EU of three of our next-generation JOTEC products, combined with the recent addition in the EU of NEXUS, manufacturing improvements at JOTEC, and anticipated commencement of the PROACT Xa trial position us well for 2020 and beyond.”    These forward-looking statements are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations.  These risks and uncertainties include the risk factors detailed in our Securities and Exchange Commission filings, including our Form 10-K for year ended December 31, 2018.  CryoLife does not undertake to update its forward-looking statements, whether as a result of new information, future events, or otherwise.

Exhibit 99.1

CRYOLIFE, INC. AND SUBSIDIARIES

Financial Highlights

(In thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenues:
Products	$47,484	$45,152	$147,053	$138,063
Preservation services	20,397	19,446	59,472	56,979
Total revenues	67,881	64,598	206,525	195,042

Cost of products and preservation services:
Products	12,706	12,459	41,021	40,166
Preservation services	9,953	9,425	29,043	27,083
Total cost of products and preservation services	22,659	21,884	70,064	67,249

Gross margin	45,222	42,714	136,461	127,793

Operating expenses:
General, administrative, and marketing	34,259	32,871	105,402	104,946
Research and development	6,259	5,225	17,648	16,314
Total operating expenses	40,518	38,096	123,050	121,260

Operating income	4,704	4,618	13,411	6,533

Interest expense	3,555	4,104	11,260	11,863
Interest income	(259)	(52)	(608)	(141)
Other expense, net	2,400	(1,542)	2,662	(257)

(Loss) income before income taxes	(992)	2,108	97	(4,932)
Income tax (benefit) expense	(858)	543	(2,304)	(2,868)

Net (loss) income	$(134)	$1,565	$2,401	$(2,064)

(Loss) income per common share:
Basic	$0.00	$0.04	$0.06	$(0.06)
Diluted	$0.00	$0.04	$0.06	$(0.06)

Weighted-average common shares outstanding:
Basic	37,255	36,526	37,065	36,331
Diluted	37,255	37,610	37,850	36,331

CRYOLIFE, INC. AND SUBSIDIARIES

Financial Highlights

(In thousands)

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Products:
BioGlue	$15,679	$15,646	$50,834	$48,685
JOTEC	15,774	15,004	48,936	46,669
On-X	12,610	11,298	36,751	33,495
CardioGenesis cardiac laser therapy	1,354	1,590	4,966	4,514
PerClot	980	882	2,814	2,822
PhotoFix	1,087	732	2,752	1,878
Total products	47,484	45,152	147,053	138,063

Preservation services:
Cardiac tissue	11,304	9,502	30,734	26,660
Vascular tissue	9,093	9,944	28,738	30,319
Total preservation services	20,397	19,446	59,472	56,979

Total revenues	$67,881	$64,598	$206,525	$195,042

Revenues:
U.S.	$37,981	$36,516	$113,548	$108,123
International	29,900	28,082	92,977	86,919
Total revenues	$67,881	$64,598	$206,525	$195,042

	(Unaudited)
	September 30,	December 31,
	2019	2018
Cash, cash equivalents, and restricted securities	$37,177	$42,236
Total current assets	181,354	179,168
Total assets	592,602	571,091
Total current liabilities	42,190	34,523
Total liabilities	315,101	296,024
Shareholders’ equity	277,501	275,067

CRYOLIFE, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP

Net (Loss) Income and Diluted (Loss) Income Per Common Share

(In thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
GAAP:
(Loss) income before income taxes	$(992)	$2,108	$97	$(4,932)
Income tax (benefit) expense	(858)	543	(2,304)	(2,868)
Net (loss) income	$(134)	$1,565	$2,401	$(2,064)

Diluted (loss) income per common share:	$0.00	$0.04	$0.06	$(0.06)

Reconciliation of (loss) income before income taxes,
GAAP to adjusted net income, non-GAAP
(Loss) income before income taxes, GAAP	$(992)	$2,108	$97	$(4,932)
Adjustments:
Business development and integration expenses	1,250	1,917	2,562	6,933
Amortization expense	2,660	2,707	7,796	8,195
Gain on On-X escrow settlement	--	(2,675)	--	(2,675)
Inventory basis step-up expense	--	62	--	2,805
Adjusted income before income taxes,
non-GAAP	2,918	4,119	10,455	10,326
Income tax expense calculated at a
pro forma tax rate of 25%	730	1,030	2,614	2,582
Adjusted net income, non-GAAP	$2,188	$3,089	$7,841	$7,744

Reconciliation of diluted (loss) income per common share, GAAP to adjusted diluted income per common share, non-GAAP:
Diluted income (loss) per common share, GAAP:	$0.00	$0.04	$0.06	$(0.06)
Adjustments:
Business development and integration expenses	0.03	0.05	0.06	0.19
Amortization expense	0.07	0.08	0.20	0.22
Gain on On-X escrow settlement	--	(0.07)	--	(0.07)
Inventory basis step-up expense	--	--	--	0.07
Tax effect of non-GAAP adjustments	(0.02)	(0.02)	(0.05)	(0.10)
Effect of 25% pro forma tax rate	(0.02)	--	(0.06)	(0.04)
Adjusted diluted income per common share,
non-GAAP:	$0.06	$0.08	$0.21	$0.21

Diluted weighted-average common
shares outstanding	37,940	37,610	37,850	37,351

CRYOLIFE, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP

Revenues

(In thousands, except per share data)

	(Unaudited)			(Unaudited)
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2019	2018	Growth Rate	2019	2018	Growth Rate
Reconciliation of total revenues, GAAP to
total revenues, non-GAAP:
Total revenues, GAAP	$67,881	$64,598	5%	$206,525	$195,042	6%
Impact of changes in currency exchange	--	(701)		--	(3,775)
Total constant currency revenues, non-GAAP	$67,881	$63,897	6%	$206,525	$191,267	8%

Reconciliation of total On-X revenues, GAAP to
total On-X revenues, non-GAAP:
Total On-X revenues, GAAP	$12,610	$11,298	12%	$36,751	$33,495	10%
Impact of changes in currency exchange	--	(46)		--	(214)
Total constant currency On-X revenues, non-GAAP	$12,610	$11,252	12%	$36,751	$33,281	10%

Reconciliation of total JOTEC revenues, GAAP, to
total JOTEC revenues, non-GAAP:
Total JOTEC revenues, GAAP	$15,774	$15,004	5%	$48,936	$46,669	5%
Impact of changes in currency exchange	--	(496)		--	(2,780)
Total constant currency JOTEC revenues, non-GAAP	$15,774	$14,508	9%	$48,936	$43,889	11%

CRYOLIFE, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP

Adjusted EBITDA

(In thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Reconciliation of net (loss) income, GAAP to
adjusted EBITDA, non-GAAP:
Net (loss) income, GAAP	$(134)	$1,565	$2,401	$(2,064)
Adjustments:
Depreciation and amortization expense	4,526	4,530	13,257	13,636
Income tax (benefit) expense	(858)	543	(2,304)	(2,868)
Interest income	(259)	(52)	(608)	(141)
Interest expense	3,555	4,104	11,260	11,863
Gain on On-X escrow settlement	--	(2,675)	--	(2,675)
Inventory basis step-up expense	--	62	--	2,805
Business development and integration expenses	1,250	1,917	2,562	6,933
Loss on foreign currency revaluation	2,419	683	2,669	2,141
Stock-based compensation expense	2,462	1,565	6,581	4,685
Adjusted EBITDA, non-GAAP	$12,961	$12,242	$35,818	$34,315